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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
One Voice Technologies, Inc.

As successor in interest to Peterson & Co., LLP ("Peterson"), we hereby consent to the inclusion in this Registration Statement on Form SB-2, of Peterson's report dated March 31, 2006 relating to the financial statements of One Voice Technologies, Inc. at December 31, 2005 and 2004, which are included in such Registration Statement.

                                    /S/ SQUAR, MILNER, PETERSON,
                                    MIRANDA & WILLIAMSON, LLP
                                    ---------------------------
                                    SQUAR, MILNER, PETERSON, MIRANDA
                                    & WILLIAMSON, LLP

                                    SAN DIEGO, CALIFORNIA
                                    FEBRUARY 12, 2007